UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑                            Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Rapid Link, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rapid Link, Incorporated

300 71st Street, Suite 500

Miami Beach, Florida 33141

March     , 2010

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend a special meeting (the “Special Meeting”) of Stockholders of Rapid Link, Incorporated to be held at 10:00 a.m., Eastern Daylight Time, on April     , 2010, at the offices of Carlton Fields, P.A., located at 100 S.E. 2nd Street, Suite 4200, Miami, Florida 33131.

At the Special Meeting, Stockholders will be asked to consider and approve the following actions (the “Proposals”):

(i) an amendment to our Certificate of Incorporation (the “Certificate of Incorporation”) to change our corporate name to Spot Mobile International Ltd.;

(ii) an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, $.001 par value per share from 175,000,000 to 1,000,000,000 and to increase the number of authorized shares of preferred stock, $.001 par value per share from 10,000,000 to 100,000,000; and

(iii) a restatement of our Certificate of Incorporation to incorporate all prior amendments, including those mentioned above.

This will be the only business conducted at the meeting, and it is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy and postage paid return envelope.

It is important that your shares are represented and voted at the Special Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the Special Meeting. If you attend the meeting, you may withdraw your proxy by voting in person.

Sincerely,

/s/ Charles J. Zwebner
Charles J. Zwebner
Chief Executive Officer
March , 2010

RAPID LINK, INCORPORATED

300 71ST STREET, SUITE 500

MIAMI BEACH, FLORIDA 33141

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL     , 2010

Notice is hereby given that the Special Meeting of Stockholders of Rapid Link, Incorporated will be held at the offices of Carlton Fields, P.A., located at located at 100 S.E. 2nd Street, Suite 4200, Miami, Florida 33131, at 10:00 a.m., Eastern Daylight Time, on April __, 2010, and at any adjournments or postponements thereof, for the following purposes (the “Proposals”):

•	To amend the Company’s Certificate of Incorporation to change the Company’s name to Spot Mobile International Ltd.

•

To amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 175,000,000 to 1,000,000,000 and to increase the Company’s number of authorized shares of preferred stock from 10,000,000 to 100,000,000.

•	To restate the Company’s Certificate of Incorporation to incorporate all prior amendments, including those mentioned above.

Our Board of Directors has fixed the close of business on March 17, 2010, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

Important notice regarding the availability of proxy materials for the Special Meeting to be held on April     , 2010. The Proxy Statement and the accompanying proxy materials are also available at http://www.rapidlink.com/proxy03172010.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided.

By Order of the Board of Directors

/s/ Charles J. Zwebner
Charles J. Zwebner
Chairman of the Board and Chief Executive Officer

March     , 2010

RAPID LINK, INCORPORATED

300 71st STREET, SUITE 500

MIAMI BEACH, FLORIDA 33141

(305) 993-6700

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies for the Special Meeting of our stockholders to be held at 10:00 a.m. Eastern Standard Time on April __, 2010, and any adjournment or postponement of the Special Meeting. In this proxy statement, we refer to Rapid Link, Incorporated, as “Rapid Link,” the “Company,” “we,” or “us.”

We intend to mail this proxy statement and accompanying proxy to our stockholders starting on or about March     , 2010.

VOTING INFORMATION

Record Date

Only stockholders of record as of the close of business on March 17, 2010, which is the record date for the Special Meeting, are permitted to vote their shares on the Proposals being submitted for consideration at the Special Meeting. As of March 17, 2010, we had 130,000,000 shares of common stock and 10,000,000 shares of Series A Convertible Preferred Stock outstanding, respectively. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Each share of preferred stock is entitled to 52 votes on each matter properly brought before the meeting.

Voting and Revocation of Proxies

Your Vote Is Important.

We encourage you to vote promptly. You may vote in one of the following ways:

By Mail

You can vote by marking, dating, signing the proxy and returning it by mail in the enclosed postage-paid envelope.

At The Special Meeting

The way you vote your shares now will not limit your right to change your vote at the Special Meeting if you attend in person. If you hold your shares in street name, you must obtain a physical proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return a proxy without any voting instructions, your shares will be voted as our Board of Directors recommends.

Revocation Of Proxies

You can revoke your proxy at any time before your shares are voted if you: (1) send a written notice to our Secretary indicating that you want to revoke your proxy; or (2) deliver to our Secretary a duly executed proxy (or voting instructions if you hold your shares in street name) bearing a later date, which revokes all previous proxies; or (3) attend the meeting in person, give written notice of revocation to the secretary of the meeting prior to the voting of your proxy and vote your shares in person, although your attendance at the meeting will not by itself revoke your proxy.

Quorum

We will have a quorum and will be able to conduct the business of the Special Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy.

Intended Vote of Related Party

As of the record date for the Special Meeting, Blackbird Corporation (“Blackbird”) has the power to vote an aggregate of 10,000,000 shares of our preferred stock, or 80% of the outstanding voting capital stock of the Company, on the Proposals. Blackbird has indicated its intention to vote all of the shares over which it has voting power in favor of the Proposals and, if it does vote in favor of the Proposals, then the Proposals will be approved without the need for any additional stockholder approval.

Vote Required for Proposals

The amendment to the Company’s Certificate of Incorporation to change the Company’s name to Spot Mobile International Ltd., to increase the Company’s number of authorized shares of common stock from 175,000,000 to 1,000,000,000, to increase the Company’s number of authorized shares of preferred stock from 10,000,000 to 100,000,000 and to restate the Company’s Certificate of Incorporation requires a majority of the shares of voting capital stock that are present in person or represented by proxy.

How We Count Votes

In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In tabulating whether the Proposals have received a majority of votes of the Company’s outstanding shares of voting capital stock, it should be noted that abstentions are counted in tabulations of the votes cast and thus have the same effect as a vote against a Proposal, whereas broker non-votes are not counted for purposes of determining whether a Proposal has been approved.

Voting Shares

All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the holder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy, the shares will be voted in accordance with the Board’s recommendations which are:

•	FOR the amendment of the Company’s Certificate of Incorporation to change the Company’s name to Spot Mobile International Ltd.

•

FOR the amendment of the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 175,000,000 to 1,000,000,000 and to increase the Company’s number of authorized shares of preferred stock from 10,000,000 to 100,000,000.

•	FOR the restatement of the Company’s Certificate of Incorporation to incorporate all prior amendments, including those mentioned above.

PROPOSAL 1. AMENDMENT TO CERTIFICATE OF INCORPORATION

CHANGING CORPORATE NAME

Description of the Amendment

On March 11, 2010, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to change our name to Spot Mobile International Ltd. (the “Name Change”) by amending our Certificate of Incorporation. The Name Change will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amended and Restated Certificate”). A copy of the Amended and Restated Certificate including the Name Change amendment is attached to this Proxy Statement as Annex A. The information in this proxy statement is qualified in its entirety by the complete text of the Amended and Restated Certificate.

Our Board of Directors believes that the new name will promote public recognition and more accurately reflect our intended business focus. The Name Change is intended to better reflect the nature of our business. Our Board of Directors believes that “Rapid Link” is no longer reflective of our business as it exists today – that is, an international provider of transaction based point of sale activation solutions as well as long distance and mobile and wireless services. The new name, Spot Mobile International Ltd., will reflect our current business strategy.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the adoption of the amendment to the Certificate of Incorporation to change the corporate name of the Company to Spot Mobile International Ltd. The affirmative vote of the holders of a majority of the outstanding shares of voting capital stock entitled to vote at the Special Meeting will be necessary for the approval of this amendment.

Dissenters’ Rights of Appraisal

Under the Delaware General Corporation Law (“DGCL”), the Name Change amendment, as described in this Proxy Statement, does not entitle the Company’s stockholders with the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

PROPOSAL 2. AMENDMENT OF CERTIFICATE OF INCORPORATION

TO INCREASE AMOUNT OF SHARES OF COMMON STOCK AND

PREFERRED STOCK AUTHORIZED FOR ISSUANCE

Introduction

Our Certificate of Incorporation currently authorizes the issuance of 175,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share. As of the record date for the Special Meeting 130,000,000 shares of common stock were outstanding and 10,000,000 shares of preferred stock were outstanding.

Description of the Amendment

On March 11, 2010, our Board of Directors unanimously approved an amendment to Article Sixth of the Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Certificate of Incorporation from 175,000,000 to a total of 1,000,000,000 shares and to increase the number of shares of preferred stock authorized for issuance under the Certificate of Incorporation from 10,000,000 to a total of 100,000,000 shares. A copy of the amendment increasing authorized common stock and preferred stock is included in the Amended and Restated Certificate attached to this Proxy Statement as Annex A. The information in this proxy statement is qualified in its entirety by the complete text of the Amended and Restated Certificate.

If the Amended and Restated Certificate is approved by a majority of our outstanding share of voting capital stock, it will become effective upon its filing with the Secretary of State of the State of Delaware. The Company expects to file the Amended and Restated Certificate with the Secretary of State of the State of Delaware very shortly after its approval by stockholders.

The authorized but unissued shares of common stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The additional shares of authorized common stock, when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. The stockholders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of common stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions. The amendment to authorize the additional shares of common stock will not have any effect on the par value of our common stock. Nevertheless, the issuance of such additionally authorized shares of common stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future.

The authorized but unissued shares of preferred stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The additional shares of authorized preferred stock, when issued, would have the rights and privileges as may be determined by the Board of Directors from time to time as set forth in one or more certificates of designation for each series of preferred stock. Such rights and privileges may include voting and conversion rights, liquidation or dividend preferences or other rights. The amendment to authorize the additional shares of preferred stock will not have any effect on the par value of our preferred stock. Nevertheless, the issuance of such additionally authorized shares of preferred stock, if convertible into shares of our common stock, would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future.

Background

On February 24, 2010, we consummated the initial closing under a Share Exchange Agreement, dated October 13, 2009, as amended by an Amendment to Share Exchange Agreement, dated January 21, 2010 (collectively, the “Share Exchange Agreement”), by and among the Company, Blackbird, certain of our principal shareholders, certain principal shareholders of Blackbird, and Mr. Prepaid, Inc., formerly a wholly-owned subsidiary of Blackbird (“Mr. Prepaid”).

Pursuant to the Share Exchange Agreement, we acquired from Blackbird all of the issued and outstanding shares of capital stock of Mr. Prepaid in exchange for 10,000,000 shares of our newly-created Series A Convertible Preferred Stock. As a result, Mr. Prepaid became our wholly-owned subsidiary.

The shares of preferred stock issued to Blackbird upon the initial closing are convertible into 520,000,000 shares of our common stock. As a result, on an as-converted basis, these 520,000,000 shares of common stock would constitute approximately 80% of our then-issued and outstanding shares of common stock. The conversion of the preferred stock issued to Blackbird is subject to our amending our certificate of incorporation to increase the amount of shares of common stock authorized to be issued by the Company to an amount sufficient to permit the conversion of all such shares of preferred stock. In addition, the preferred stock has certain rights and preferences including full voting rights with each share of preferred stock entitled to one vote for each share of common stock into which such share of preferred stock would be convertible. Initially, each share of preferred stock is convertible into 52 shares of common stock.

Purposes of the Amendment

The primary purpose of the amendment is to provide enough additional authorized shares of common stock so that all of the outstanding shares of preferred stock issued to Blackbird in connection with the initial closing under the Share Exchange Agreement may be converted into shares of common stock. Other purposes for which additional shares of common stock which may be used by us include: (i) to increase the number of shares available to be issued for issuance to holders of convertible preferred stock, options and warrants granted prior to or after the date hereof, (ii) to establish additional employee compensation plans or to increase the shares available under current plans, (iii) for issuance in connection with future financing activities of the Company, including public and private offerings of the common stock or upon conversion of other equity or debt securities, (iv) for issuance in connection with future corporate acquisitions, or (v) other corporate purposes.

In addition, the additional shares of preferred stock may be used by us for issuance in connection with future financing activities of the Company, including public and private offerings of the preferred stock or upon conversion of other debt securities, for issuance in connection with future corporate acquisitions, or other corporate purposes.

Upon the effective date of the Amended and Restated Certificate, we will have approximately 830,000,000 shares of common stock authorized and available for future issuance. If the proposed Amended and Restated Certificate is approved, 520,000,000 shares of common stock will be promptly issued to Blackbird in conversion of the 10,000,000 shares of preferred stock currently outstanding. Other than such issuance to Blackbird, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock or preferred stock for any purposes.

The Board of Directors believes that the increase in the number of authorized shares of common stock and preferred stock will make a sufficient number of shares available, should we decide to use our shares for one or more of such previously mentioned purposes or otherwise. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Other Potential Effects of the Amendment

Upon filing the Amended and Restated Certificate, the Board of Directors may cause the issuance of additional shares of common stock or preferred stock without further vote of our stockholders, except as provided under the DGCL or any national securities exchange on which shares of our common stock are then listed or traded. Under our Certificate of Incorporation, holders of our common stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of common stock. In addition, if the Board of Directors elects to issue additional shares of common stock or preferred stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

In addition to the corporate purposes discussed above, the Amended and Restated Certificate could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued common stock or preferred stock in one or more transactions that would make a change of control of the Company more difficult and therefore less likely. For example, the increase in the number of authorized shares of common stock and preferred stock and the subsequent issuance of all or a portion of those shares could have the effect of discouraging, delaying, deferring or preventing a tender offer or takeover attempt, including attempts that might result in a substantial premium being paid over the market price for the shares of common stock held by our stockholders. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. The issuance of additional shares of common stock or preferred stock may also render the removal of the Company’s Board of Directors and management more difficult and may tend to stabilize the Company’s stock price, thus limiting gains which might otherwise be reflected in price increases due to a potential merger or acquisition. The Board of Directors, however, has concluded that the potential benefits of the Amended and Restated Certificate outweigh the possible disadvantages.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the adoption of the amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock from 175,000,000 to 1,000,000,000 and to increase the number of authorized shares of our preferred stock from 10,000,000 to 100,000,000. The affirmative vote of the holders of a majority of the outstanding shares of voting capital stock entitled to vote at the Special Meeting will be necessary for the approval of this amendment.

Dissenters’ Rights of Appraisal

Under the DGCL, the amendment to increase the amount of shares of common stock and preferred stock authorized for issuance, as described in this Proxy Statement, does not entitle the Company’s stockholders with the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

PROPOSAL 3:

RESTATEMENT OF CERTIFICATE OF INCORPORATION

We were originally incorporated in the State of Delaware on December 30, 1998. Our Certificate of Incorporation sets forth detailed provisions governing our organization, operations and, in particular, the rights of our stockholders. The DGCL permits us to amend, from time to time, our Certificate of Incorporation. Since our incorporation in 1998, we have amended our Certificate of Incorporation on several occasions. The DGCL permits us to restate our Certificate of Incorporation to assemble all of the amendments that have been made to date and restate them in a single document.

Coincidentally with effecting the two amendments described in this Proxy Statement, we are restating our Certificate of Incorporation in order to assemble all of the amendments that have been made since December 30, 1998. The full text of the Amended and Restated Certificate, including the amendments described above, is attached as Annex A to this Proxy Statement. The information in this Proxy Statement is qualified in its entirety by the complete text of the Amended and Restated Certificate.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the adoption of the Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of voting capital stock entitled to vote at the Special Meeting will be necessary for the approval of this amendment.

Dissenters’ Rights of Appraisal

Under the DGCL, the amendment to restate our Certificate of Incorporation, as described in this Proxy Statement, does not entitle the Company’s stockholders with the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 17, 2010, the ownership of our common stock by each of our directors, by each of our named executive officers, by all of our current executive officers and directors as a group, and by all persons known to us to be beneficial owners of more than five percent of our common stock. The information set forth in the table as to the current directors, executive officers and principal stockholders is based, except as otherwise indicated, upon information provided to us by such persons. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares shown below as beneficially owned by such person.

Common Stock
Name and Address of Beneficial Owner (1)	Ownership	Percent of Class
Blackbird Corporation (2)	520,000,000	80.00%
Apex Acquisitions, Inc. (3)	37,279,940	5.74%
Charles Zwebner	—	*
David Stier	—	*
Valerie Ferraro	—	*
All current directors and executive officers as a group (3 persons)	—	*

*	Indicates beneficial ownership of less than one percent of our total outstanding common stock.
(1)	Except as otherwise noted, address is c/o Rapid Link, Incorporated, 300 71st Street, Suite 500, Miami Beach, Florida 33141.
(2)

Ownership consists of 10,000,000 shares of our Series A Convertible Preferred Stock which are currently convertible into 520,000,000 shares of our common stock. The address of Blackbird is 300 71st Street, Suite 500, Miami Beach, Florida 33141.

(3)	The address of Apex Acquisitions, Inc. is P.O. Box 8658, Breckenridge, Colorado 80424.

COST OF SOLICITATION

We will pay for the cost of soliciting proxies, which also includes the preparation, printing, mailing and tabulation of this proxy statement. We will solicit proxies primarily through the mail, but certain of our directors and employees may also solicit proxies by telephone, telegram, telex, telecopy or personal interview. Employees who solicit proxies for us will not receive any additional pay for their services other than their regular compensation. Securities Transfer Corporation (“STC”), our transfer agent will assist us in the solicitation of proxies from brokers and nominees. We do not anticipate the fees paid to STC will be greater than standard market rates.

ADDITIONAL INFORMATION

Where You Can Find Additional Information

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this Proxy Statement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Rapid Link, Incorporated, 300 71st Street, Suite 500, Miami Beach, Florida 33141 (Attn: Valerie Ferraro, Vice President), telephone number (416) 229-9333, extension 223.

For further information about us, you may read and copy the above filings, together with annual and special reports and other information we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, at the SEC’s public reference room at Room 1580, 100 F. Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090. The SEC maintains a web site (www.sec.gov) that contains the reports, proxy and information statements and other information regarding companies that file electronically with the SEC such as us.

Independent Registered Public Accounting Firm

GHP Horwath, P.C. was engaged to perform the Company’s annual audit for the fiscal year ended October 31, 2009 and is expected to continue to provide audit services to the Company for fiscal 2010. It is anticipated that representatives of GHP Horwath, P.C. will be available or present at the Special Meeting to respond to appropriate questions and to make a statement if such representatives so desire.

Other Business

We know of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.

By Order of the Board of Directors

/s/ Charles J. Zwebner
Charles J. Zwebner
Chairman of the Board and Chief Executive Officer

Dated: March     , 2010

ANNEX A

AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

RAPID LINK, INCORPORATED

Rapid Link, Incorporated, a corporation organized under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer does hereby certify that:

1. Pursuant to the provisions of Sections 242 and 245 of the Delaware General Corporation Law, the Corporation hereby amends and restates its Certificate of Incorporation as set forth below.

2. The amendment and restatement of the Certificate of Incorporation as set forth below was adopted by the Corporation’s Board of Directors on March 11, 2010.

3. The amendment and restatement of the Certificate of Incorporation as set forth below was approved by the stockholders of the Corporation at a meeting thereof duly noticed and held on April 23, 2010.

4. The undersigned officer has been authorized and directed by the Board of Directors to execute and file this certificate setting forth the text of the Certificate of Incorporation of the Corporation as amended and restated in its entirety to this date as follows:

ARTICLE I

Name

The name of the corporation (hereinafter referred to as the “Corporation”) is:

Spot Mobile International Ltd.

ARTICLE II

Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name of its registered agent at that address is the Corporation Service Company.

ARTICLE III

Purpose

The purpose of this Corporation is to engage in any lawful act, activity, or business for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

Capital Stock

A. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is 1,100,000,000 shares, consisting of 1,000,000,000 shares of common stock, having a par value of $0.001 per share (“Common Stock”), and 100,000,000 shares of preferred stock, having a par value of $0.001) per share (“Preferred Stock”).

B. The Board of Directors is hereby expressly authorized at any time, and from time to time, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations, or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Subject to the approval of the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares of thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, unless the vote of any other holders is required pursuant to a certificate or certificates of designation establishing a class or series of Preferred Stock.

Except as expressly provided in any certificate of designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased, or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted or exchanged for shares of stock of any other class or classes (or series), shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by a certificate of designation pursuant to the provisions of this Article IV or as part of any other series of Preferred Stock.

ARTICLE V

Management

The business and affairs of the Corporation shall be managed by and under the direction of the board of directors of the Corporation (“Board of Directors”), and the directors need not be elected by written ballot unless required by the bylaws of the Corporation (“Bylaws”).

ARTICLE VI

Board of Directors

The number of directors of the Corporation shall be such number as from time to time shall be fixed by the Board of Directors in the manner provided in the Bylaws of the Corporation; provided, however, that in no event shall the number of directors be less than one.

ARTICLE VII

Amendment of Bylaws

In furtherance of, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, alter, and repeal the Bylaws of the Corporation.

ARTICLE VIII

Indemnification

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts and omissions not in good faith or which involves intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or any successor thereto, or (iv) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation of which this Article VIII is a part to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

The Corporation shall indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to any action, suit, or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he or she is or was a director or officer of the Corporation or serves or served as an director or officer of any other enterprises at the request of the Corporation.

Any repeal or modification of the foregoing paragraphs of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

Waiver of Section 203

The Corporation hereby expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE X

Amendment

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights, powers, privileges, and discretionary authority granted or conferred herein upon the stockholders or directors of the Corporation are granted or conferred subject to this reservation.

The undersigned does hereby certify that the facts herein stated are true, and has duly executed this Amended and Restated Certificate of Incorporation as of the             day of April, 2010.

By:
David Stier
Secretary and Chief Financial Officer

RAPID LINK, INCORPORATED

PROXY FOR USE AT

Special Meeting of Stockholders, April             , 2010

This proxy is being solicited on behalf of the Board of Directors

The undersigned holder of shares of common stock, $0.001 par value per share (the “Common Stock”), of Rapid Link, Incorporated, a Delaware corporation (the “Company”), does hereby appoint Charles J. Zwebner and David Stier, and each of them, as due and lawful attorneys-in-fact (who shall have full power of substitution), to represent and vote, as designated below, all of the shares of Common Stock of the Company that the undersigned held of record at the close of business on March 17, 2010, at the Special Meeting of Stockholders of the Company to be held at the offices of Carlton Fields, P.A., located at 100 S.E. 2nd Street, Suite 4200, Miami, Florida 33131, on             , April     , 2010, at 10:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.	AMENDMENT TO CERTIFICATE OF INCORPORATION CHANGING CORPORATE NAME.

Proposal to approve and adopt an amendment to the Company’s Certificate of Incorporation to change the Company’s corporate name to Spot Mobile International Ltd.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AMOUNT OF COMMON STOCK AND PREFERRED STOCK AUTHORIZED FOR ISSUANCE.

Proposal to approve and adopt an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, $.001 par value per share from 175,000,000 to 1,000,000,000 and to increase the number of authorized shares of preferred stock, $.001 par value per share from 10,000,000 to 100,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RESTATEMENT OF CERTIFICATE OF INCORPORATION.

Proposal to approve and adopt a restatement of the Company’s Certificate of Incorporation to incorporate all prior amendments, including those mentioned above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposals which are to be presented for action at the Special Meeting).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE ABOVE PROPOSALS.

The Proxy Statement, a copy of which was provided with the Notice of Special Meeting of Stockholders, dated             , 2010, previously delivered to the Corporation’s stockholders, is incorporated herein by reference.

PLEASE SIGN AND DATE BELOW

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF EACH OF THE PROPOSALS.

Signature(s):

Title or Authority (if applicable)

Date:

Please sign your name here exactly as it appears on your stock certificates. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this ballot shall be deemed valid for all shares held in all capacities.